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The Board of Directors
National Medical Enterprises, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ KPMG PEAT MARWICK LLP

Los Angeles, California
August 23, 1994